Exhibit 5
                     Jones, Walker
                  Waechter, Poitevent
               Carrere & Denegre, L.L.P.


                  October 25, 1996


Trico Marine Services, Inc.
610 Palm Avenue
Houma, Louisiana 70364

          RE:  Trico Marine Services, Inc.
               Registration Statement on Form S-1
               2,300,000 shares of Common Stock

Gentlemen:

     We have acted as your counsel in connection with the preparation of the registration statement on Form S-1 (the "Registration
Statement") filed by Trico Marine Services, Inc.
(the "Company") with the Securities and Exchange Commission (the "Commission"), on the date hereof, with respect to the registration of 2,300,000 shares of Common Stock, $.01 par value per share (the "Shares").

     In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the
opinion that the Shares, when issued and sold upon the terms described in the Registration
Statement, will be validly issued and
outstanding, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                    Very truly yours,

                  /s/ Jones, Walker, Waechter,
                Poitevent, Carrere & Denegre, L.L.P.

                JONES, WALKER, WAECHTER, POITEVENT,
                   CARRERE &  DENEGRE, L.L.P.